SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) April 20, 2004

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 12. Results of Operations and Financial Condition

AMERISERV FINANCIAL Inc. (the "Registrant") press release dated April 20, 2004, announcing its earnings for the three (3) month period ended March 31, 2004 is attached hereto as Exhibit 99.1 and incorporated herein by reference

Exhibits

--------

Exhibit 99.1 Press release dated April 20, 2004, announcing its earnings for the three (3) month period ended March 31, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: April 20, 2004

Exhibit 99.1

Jeffrey A. Stopko

    April 20, 2004

Senior Vice President &

Chief Financial Officer

(814)-533-5310

AMERISERV FINANCIAL REPORTS FOURTH CONSECUTIVE QUARTER OF PROFITABILITY

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) completed its fourth consecutive quarter of profitability by reporting net income for the first quarter of 2004 of $226,000 or $0.02 per diluted share.  This represents significant improvement and a sharp turnaround from the net loss of $795,000 or $0.06 per share reported in the first quarter of 2003.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2004 and 2003:

	First Quarter 2004	First Quarter 2003	Change
Net income (loss)	$226,000	($795,000)	$1,021,000
Diluted earnings (loss) per share	0.02	(0.06)	0.08

At March 31, 2004, ASRV had total assets of $1.1 billion and shareholders’ equity of $78 million or $5.57 per share.  The Company is well capitalized for regulatory purposes with an asset leverage ratio at March 31, 2004 of 7.75%, compared to a regulatory minimum of 5.0%.

The Company’s net interest income in the first quarter of 2004 decreased by $435,000 from the prior year first quarter due to a reduced level of earning assets and a nine basis point decline in the net interest margin to 2.39%.  Loan portfolio shrinkage experienced during the majority of 2003 was a predominant factor contributing to both the lower level of earning assets and the net interest margin contraction in the first quarter comparisons.  However, when compared to more recent quarterly performance, the Company’s net interest income and net interest margin have demonstrated favorable trends growing for two consecutive quarters.  Specifically, when compared to the third quarter 2003 when the impact of loan refinancings reached their peak on the Company’s portfolio, the net interest margin has increased from 2.14% to 2.39%.  This improvement reflects modest growth in both loans and deposits and a slow down in premium amortization on the Company’s mortgage backed securities since the third quarter of 2003.

The Company’s provision for loan losses totaled $384,000 or 0.31% of total loans in the first quarter of 2004.  This represented a decrease of $1.3 million from the first quarter 2003 provision of $1.7 million or 1.19% of total loans.  Net charge-offs in the first quarter of 2004 totaled $597,000 or 0.48% of total loans compared to net charge-offs of $279,000 or 0.20% of total loans in the first quarter of 2003.  The higher net charge-offs in the first quarter of 2004 reflect a $625,000 write-down of a $4.8 million loan on a personal care facility that was discussed in a previously issued press release.  The Company took possession of the facility and transferred the property to other real estate owned in the first quarter of 2004.  The Company is currently evaluating bids for the facility and hopes to finalize a sale by the end of the second quarter of 2004.  The Company expects to incur no further loss on this property.

The Company’s allowance for loan losses totaled $11.4 million at March 31, 2004 providing 84% coverage of non-performing assets.  Non-performing assets totaled $13.5 million at March 31, 2004, which represented an increase of $2.1 million from the December 31, 2003 level of $11.4 million.  This increase reflects the beginning of foreclosure proceedings on a $4.3 million commercial mortgage loan on a hotel within the Company’s primary market area.  Overall, the allowance for loan losses as a percentage of total loans amounted to 2.26% at March 31, 2004 compared to 2.32% at December 31, 2003, and 2.06% at March 31, 2003.

The Company’s total non-interest income in the first quarter of 2004 increased by $70,000 from the prior year first quarter due to a combination of several factors.   First, the Company realized a $758,000 loss on the sale of approximately 70% of its mortgage-servicing portfolio in the first quarter of 2003.  This significant downsizing of the mortgage-servicing asset reduced the level of interest rate risk and earnings volatility of the Company.  There was no such loss experienced in the first quarter of 2004.  This positive item, however, was partially offset by fewer gains realized on asset sales in the first quarter of 2004.  These included a $341,000 decrease in gains on investment security sales and a $133,000 decline in gains realized on the sale of mortgage loans into the secondary market as result of reduced mortgage refinancing activity.  This lower level of new mortgage origination activity in the first quarter of 2004 was also the main factor responsible for the $149,000 decrease in other non-interest income.

The Company’s total non-interest expense in the first quarter of 2004 favorably decreased by $449,000 or 4.4% when compared to the first quarter of 2003.  The largest factor causing the decrease was a $266,000 reduction in the impairment charge on mortgage servicing rights due a significantly smaller mortgage-servicing asset in 2004.  The Company also benefited from the non-recurrence in 2004 of a $199,000 goodwill impairment loss associated with the write-off of all goodwill within the mortgage-banking segment in the first quarter of 2003.  Excluding these impairment related charges, the remaining total non-interest expenses were essentially flat between the first quarter of 2003 and first quarter of 2004 reflecting the Company’s continued focus on reducing and containing expenses.

AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.

This news release may contain forward-looking statements that involve risks and uncertainties, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA (A)

April 20, 2004

(In thousands, except per share and ratio data)

2004

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$226

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	1.21%
Net interest margin	2.39
Net charge-offs as a percentage of average loans	0.48
Loan loss provision as a percentage of average loans	0.31
Efficiency ratio	93.83

PER COMMON SHARE:
Net income:
Basic	$0.02
Average number of common shares outstanding	13,962,010
Diluted	0.02
Average number of common shares outstanding	14,025,836
Cash dividends declared	0.00

2003

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(795)	$915	$249	$180	$549

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	(4.17)%	4.84%	1.35%	1.00%	0.74%
Net interest margin	2.48	2.41	2.14	2.21	2.31
Net charge-offs as a percentage of average loans	0.20	0.02	0.33	0.35	0.22
Loan loss provision as a percentage of average loans	1.19	0.40	0.30	0.31	0.56
Efficiency ratio	94.98	84.81	94.05	95.15	91.98

PER COMMON SHARE:
Net income (loss):
Basic	$(0.06)	$0.07	$0.02	$0.01	$0.04
Average number of common shares outstanding	13,923,010	13,935,086	13,945,889	13,954,044	13,939,610
Diluted	(0.06)	0.07	0.02	0.01	0.04
Average number of common shares outstanding	13,923,010	13,940,460	13,954,648	13,972,328	13,947,895
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

    NOTES:

(A)

All quarterly data unaudited.

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

2004

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$1,099,564
Investment securities	504,980
Loans	503,404
Allowance for loan losses	11,379
Goodwill and core deposit intangibles	13,905
Mortgage servicing rights	1,493
Deposits	656,348
Stockholders’ equity	77,721
Trust assets – fair market value	1,256,064
Non-performing assets	13,482
Asset leverage ratio	7.75%
PER COMMON SHARE:
Book value (A)	$5.57
Market value	6.10
Market price to book value	109.52%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	415
Branch locations	23
Common shares outstanding	13,965,737

2003

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$1,190,360	$1,167,610	$1,160,915	$1,147,886
Investment securities	546,427	544,967	577,374	552,662
Loans	555,335	525,591	496,951	503,387
Allowance for loan losses	11,415	11,916	11,872	11,682
Goodwill and core deposit intangibles	15,337	14,979	14,621	14,263
Mortgage servicing rights	2,214	1,784	1,859	1,718
Deposits	669,103	661,932	648,844	654,597
Stockholders’ equity	77,864	78,884	75,188	74,270
Trust assets – fair market value	1,091,391	1,146,695	1,107,022	1,145,660
Non-performing assets	11,687	10,163	11,227	11,411
Asset leverage ratio	7.23%	7.39%	7.48%	7.58%
PER COMMON SHARE:
Book value (A)	$5.59	$5.66	$5.39	$5.32
Market value	3.50	3.80	4.17	5.00
Market price to book value	62.61%	67.14%	77.37%	93.98%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	416	427	422	413
Branch locations	23	23	23	23
Common shares outstanding	13,929,324	13,940,999	13,949,383	13,957,599

    NOTES:

    (A) Other comprehensive income had a positive impact of $0.16 on book value per share at March 31, 2004.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Quarterly data unaudited)

2004

INTEREST INCOME	1QTR
Interest and fees on loans	$7,691
Total investment portfolio	5,228
Total Interest Income	12,919

INTEREST EXPENSE
Deposits	2,543
All other funding sources	4,164
Total Interest Expense	6,707

NET INTEREST INCOME	6,212
Provision for loan losses	384
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,828

NON-INTEREST INCOME
Trust fees	1,267
Net realized gains on investment securities available for sale	937
Net realized gains on loans and loans held for sale	40
Service charges on deposit accounts	730
Net mortgage servicing fees	52
Bank owned life insurance	275
Other income	764
Total Non-interest Income	4,065

NON-INTEREST EXPENSE
Salaries and employee benefits	4,915
Net occupancy expense	757
Equipment expense	704
Professional fees	804
FDIC deposit insurance expense	72
Amortization of core deposit intangibles	358
Impairment charge for mortgage servicing Rights	100
Other expenses	1,961
Total Non-interest Expense	9,671

INCOME BEFORE INCOME TAXES	222
Provision (benefit) for income taxes	(4)
NET INCOME	$226

2003

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$9,083	$8,595	$8,044	$7,585	$33,307
Total investment portfolio	5,660	5,631	5,035	5,372	21,698
Total Interest Income	14,743	14,226	13,079	12,957	55,005

INTEREST EXPENSE
Deposits	3,140	2,965	2,765	2,633	11,503
All other funding sources	4,956	4,827	4,618	4,456	18,857
Total Interest Expense	8,096	7,792	7,383	7,089	30,360

NET INTEREST INCOME	6,647	6,434	5,696	5,868	24,645
Provision for loan losses	1,659	534	384	384	2,961
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,988	5,900	5,312	5,484	21,684

NON-INTEREST INCOME
Trust fees	1,253	1,253	1,254	1,233	4,993
Net realized gains on investment securities available for sale	1,278	1,420	402	687	3,787
Net realized gains on loans and loans held for sale	173	221	165	73	632
Service charges on deposit accounts	767	800	812	801	3,180
Net mortgage servicing fees	71	77	55	46	249
Gain (loss) on sale of mortgage servicing	(758)	-	-	-	(758)
Bank owned life insurance	298	307	305	304	1,214
Other income	913	1,017	989	713	3,632
Total Non-interest Income	3,995	5,095	3,982	3,857	16,929

NON-INTEREST EXPENSE
Salaries and employee benefits	4,789	4,717	4,729	4,688	18,923
Net occupancy expense	752	701	682	681	2,816
Equipment expense	817	750	692	692	2,951
Professional fees	903	1,058	951	906	3,818
FDIC deposit insurance expense	28	26	75	72	201
Amortization of core deposit intangibles	358	358	358	358	1,432
Impairment charge (credit) for mortgage servicing rights	366	254	(230)	-	390
Goodwill impairment loss	199	-	-	-	199
Other expenses	1,908	1,922	1,855	1,862	7,547
Total Non-interest Expense	10,120	9,786	9,112	9,259	38,277

INCOME (LOSS) BEFORE INCOME TAXES	(1,137)	1,209	182	82	336
Provision (benefit) for income taxes	(342)	294	(67)	(98)	(213)
NET INCOME (LOSS)	$(795)	$915	$249	$180	$549

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(Quarterly Data Unaudited)

    Note:  2003 data appears before 2004.

2003

2004

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$557,123	$495,728
Deposits with banks	7,240	4,574
Federal funds sold	-	226
Total investment securities	497,836	541,761

Total interest earning assets	1,062,199	1,042,289

Non-interest earning assets:
Cash and due from banks	23,557	22,113
Premises and equipment	12,477	10,983
Other assets	71,235	66,455
Allowance for loan losses	(10,272)	(11,457)

Total assets	$1,159,196	$1,130,383

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$50,550	$51,838
Savings	102,116	105,228
Money market	128,232	120,430
Other time	289,213	274,241
Total interest bearing deposits	570,111	551,737
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	93,652	128,403
Advanced from Federal Home Loan Bank	268,156	226,812
Guaranteed junior subordinated deferrable interest debentures *	34,500	35,567
Total interest bearing liabilities	966,419	942,519

Non-interest bearing liabilities:
Demand deposits	107,847	106,344
Other liabilities	5,192	6,379
Stockholders’ equity	79,738	75,141
Total liabilities and stockholders’ equity	$1,159,196	$1,130,383

* - The first quarter 2004 reflects the adoption of FIN46R and the deconsolidation of the capital trust subsidiary.